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                                   EXHIBIT 99


AT THE COMPANY:
Roy Youst
Director Corporate Communications
(614) 864-6400

FOR IMMEDIATE RELEASE
WEDNESDAY, JUNE 18, 2003


       R.G. BARRY CORPORATION COMPLETES SALE OF VESTURE CORPORATION ASSETS


PICKERINGTON, OHIO - JUNE 18, 2003 - R.G. BARRY CORPORATION (NYSE:RGB) today finalized the sale of certain business assets of its Vesture Corporation thermal products subsidiary to a private group led by Vesture Corporation co-founder Byron Owens.

Assets sold include intellectual properties and the Vesture trade name. As part of the sale, R.G. Barry Corporation retained certain trade accounts receivable and rights to potential royalties on certain annualized sales through 2006. Other purchase details were not disclosed. The sale is retroactive to the March 29, 2003, effective date.

Vesture Corporation's hot and cold thermal retention technology products are used in various consumer products and in commercial applications for the preservation and transport of prepared foods.

To learn more about R.G. Barry Corporation and its at- and around-the-home footwear products, visit the Company Website at (www.rgbarry.com).


"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements in this news release, other than statements of historical fact, are forward-looking statements as that term is defined in the Private Litigation Reform Act of 1995. These forward-looking statements are based upon our current plans and strategies, and reflect our current assessment of the risks and uncertainties related to our business. In addition to the risks and uncertainties noted in the release, there are factors that could cause results to differ materially from those anticipated by some of the statements made. These factors include product demand and market acceptance; the economic and business environment and the impact of governmental regulations, both in the United States and abroad; the effects of direct sourcing by customers of competitive products from alternative suppliers; the loss of significant customers in connection with mergers, acquisitions, bankruptcies or other circumstances; economic, regulatory and cultural difficulties or delays in our business development outside the United States; our ability to improve processes and business practices to keep pace with the economic, competitive and technological environment; the availability and costs of financing; capacity, efficiency and supply constraints; weather; the effects of terrorist acts; acts of war; and other risks detailed in the our press releases, shareholder communications and Securities and Exchange Commission filings.



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